UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HNI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Internal Email to Members

April 17, 2007

Dear Members,

As an HNI Corporation shareholder, you should have recently received the 2007 HNI Corporation Proxy Statement (the "Proxy Statement") and proxy card for the Annual Meeting of Shareholders that will be held on Tuesday, May 8, 2007.

The Proxy Statement discusses five management proposals. For information regarding the proposals, please refer to the appropriate section of the Proxy Statement. If you have any questions, please contact:

Melinda Ellsworth, Vice President, Treasurer and Investor Relations
Phone: 563-272-7406
Email: ellsworthm@hnicorp.com

As a fellow HNI member and shareholder, I encourage you to take an active role in HNI's future by reading the Proxy Statement and completing and returning your proxy card with votes "FOR" each of the management proposals as recommended by the HNI Board of Directors. Every vote is important and your vote is no exception, regardless of the number of shares you own.

Thank you for your continued support and commitment to HNI Corporation.

Stan A. Askren